UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  March 11, 2019

SENIOR HOUSING PROPERTIES TRUST

(Exact Name of Registrant as Specified in Its Charter)

Maryland

(State or Other Jurisdiction of Incorporation)

001-15319	04-3445278
(Commission File Number)	(IRS Employer Identification No.)

Two Newton Place, 255 Washington Street, Suite 300 Newton, Massachusetts	02458-1634
(Address of Principal Executive Offices)	(Zip Code)

617-796-8350

(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

In this Current Report on Form 8-K, the terms “we,” “us,” “our” and “the Company” refer to Senior Housing Properties Trust and the term “Five Star” refers to Five Star Senior Living Inc.

Item 8.01.  Other Events.

On March 11, 2019, we entered into a letter agreement with Five Star, pursuant to which, with respect to those certain Amended and Restated Master Lease Agreements, Nos. 1-5, or the Master Leases, among certain of our subsidiaries and certain of Five Star’s subsidiaries, we agreed to defer, until March 31, 2019, payment of the aggregate Minimum Rent (as defined in the Master Leases) due and payable by Five Star to us under the Master Leases for February 2019.

The foregoing references to the letter agreement and to the Master Leases are qualified in their entirety by reference to the full text of the letter agreement, a copy of which is filed as Exhibit 99.1 to this Current Report on Form 8-K, and to the full text of the Master Leases, as amended to date, copies of which are publicly available as exhibits to our Annual Report on Form 10-K for the year ended December 31, 2018, or our Annual Report.

Information Regarding Certain Relationships and Related Person Transactions

Five Star was our 100% owned subsidiary until we distributed its common shares to our shareholders in 2001. We are currently one of Five Star’s largest stockholders, owning, as of December 31, 2018, 4,235,000 of Five Star’s common shares, or approximately 8.3% of Five Star’s outstanding common shares. Five Star is our largest tenant and the manager of our managed senior living communities. The RMR Group LLC, or RMR LLC, provides management services to both us and Five Star. The RMR Group Inc., or RMR Inc., the managing member of RMR LLC, is controlled by Adam Portnoy, one of our Managing Trustees, as the sole trustee of ABP Trust. A subsidiary of ABP Trust is Five Star’s largest stockholder, owning, as of December 31, 2018, 17,999,999 of Five Star’s common shares, or approximately 35.4% of Five Star’s outstanding common shares. Adam Portnoy is also a managing director of Five Star. Jennifer B. Clark, our other Managing Trustee, serves as a managing director and as executive vice president, general counsel and secretary of RMR Inc. and an officer and employee of RMR LLC. Our executive officers and certain of Five Star’s executive officers are also officers and employees of RMR LLC.

For further information about these and other such relationships and related person transactions, please see our Annual Report and our other filings with the Securities and Exchange Commission, or the SEC, including Notes 5, 6 and 7 to our consolidated financial statements included in our Annual Report and the sections captioned “Business”, “Management’s Discussion and Analysis of Financial Condition and Results of Operations—Related Person Transactions” and “Warning Concerning Forward Looking Statements” of our Annual Report. In addition, please see the section captioned “Risk Factors” of our Annual Report for a description of risks that may arise as a result of these and other such relationships and related person transactions. Our filings with the SEC and copies of certain of our agreements with these related parties are publicly available as exhibits to our public filings with the SEC and accessible at the SEC’s website, www.sec.gov.

WARNING CONCERNING FORWARD LOOKING STATEMENTS

THIS CURRENT REPORT ON FORM 8-K CONTAINS STATEMENTS THAT CONSTITUTE FORWARD LOOKING STATEMENTS WITHIN THE MEANING OF THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995 AND OTHER SECURITIES LAWS. ALSO, WHENEVER WE USE WORDS SUCH AS “BELIEVE”, “EXPECT”, “ANTICIPATE”, “INTEND”, “PLAN”, “ESTIMATE”, “WILL”, “MAY” AND NEGATIVES OR DERIVATIVES OF THESE OR SIMILAR EXPRESSIONS, WE ARE MAKING FORWARD LOOKING STATEMENTS. THESE FORWARD LOOKING STATEMENTS ARE BASED UPON OUR PRESENT INTENT, BELIEFS OR EXPECTATIONS, BUT FORWARD LOOKING STATEMENTS ARE NOT GUARANTEED TO OCCUR AND MAY NOT OCCUR. ACTUAL RESULTS MAY DIFFER MATERIALLY FROM THOSE CONTAINED IN OR IMPLIED BY OUR FORWARD LOOKING STATEMENTS AS A RESULT OF VARIOUS FACTORS. FOR EXAMPLE:

•                  THIS CURRENT REPORT ON FORM 8-K STATES THAT WE HAVE AGREED TO DEFER, UNTIL MARCH 31, 2019, PAYMENT OF THE AGGREGATE MINIMUM RENT DUE AND PAYABLE BY FIVE STAR TO US UNDER THE MASTER LEASES FOR FEBRUARY 2019. THIS STATEMENT MAY IMPLY THAT FIVE STAR WILL BE ABLE TO PAY SUCH AMOUNT BY SUCH DATE, OR THAT WE MAY GRANT FIVE STAR FURTHER DEFERRALS OF SUCH AMOUNT OR FUTURE RENT DEFERRALS UNDER THE MASTER LEASES. HOWEVER, FIVE STAR HAS DETERMINED THAT THERE IS SUBSTANTIAL DOUBT AS TO WHETHER IT WILL BE ABLE TO CONTINUE AS A GOING CONCERN. THEREFORE, WE CANNOT BE SURE THAT FIVE STAR WILL BE

ABLE TO PAY SUCH AMOUNT BY SUCH DATE, OR AT ALL, AND WE MIGHT DETERMINE NOT TO GRANT FIVE STAR ANY FURTHER RENT DEFERRALS UNDER THE MASTER LEASES.

THE INFORMATION CONTAINED IN OUR FILINGS WITH THE SEC, INCLUDING UNDER THE CAPTION “RISK FACTORS” IN OUR PERIODIC REPORTS, OR INCORPORATED THEREIN, IDENTIFIES OTHER IMPORTANT FACTORS THAT COULD CAUSE OUR ACTUAL RESULTS TO DIFFER MATERIALLY FROM THOSE STATED IN OR IMPLIED BY OUR FORWARD LOOKING STATEMENTS. OUR FILINGS WITH THE SEC ARE AVAILABLE ON THE SEC’S WEBSITE AT WWW.SEC.GOV.

YOU SHOULD NOT PLACE UNDUE RELIANCE UPON FORWARD LOOKING STATEMENTS.

EXCEPT AS REQUIRED BY LAW, WE DO NOT INTEND TO UPDATE OR CHANGE ANY FORWARD LOOKING STATEMENTS AS A RESULT OF NEW INFORMATION, FUTURE EVENTS OR OTHERWISE.

Item 9.01.  Financial Statements and Exhibits.

(d)  Exhibits.

99.1	Letter Agreement, dated as of March 11, 2019, between the Company and Five Star Senior Living Inc. (Filed herewith.)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SENIOR HOUSING PROPERTIES TRUST

	By:	/s/ Richard W. Siedel, Jr.
	Name:	Richard W. Siedel, Jr.
	Title:	Chief Financial Officer and Treasurer

Dated: March 11, 2019